Worksport™

Investment Overview 11/14/2022


SPORT

All figures as of closing, Nov 10, 2022	
Symbol:	WKSP, WKSPW
Exchange:	Nasdaq
Latest Price:	$1.85
Market Capitalization:	$31.8M
Shares Outstanding:	17.2M
10 Day Avg. Trading Volume:	36.2K
Total Liabilities:	$8.8M
Cash:	$17.2M